Date Filed: October 23, 2002                                                    SEC File No.333-98373

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549
FORM SB-2
Amendment #1

Registration Statement Under the Securities Act of 1933

DALLAS RAILROAD COMPANY
(Exact Name of Issuer as Specified in Its Charter)

                Nevada                                   7350                                 75-2930903
State of Incorporation                  Primary Standard Industrial             I.R.S. Employer
                                        Classification Code Number              Identification Number

2603 Fairmount Street, Suite 200, Dallas, Texas 75201
(Address and Telephone Number of Issuer's Principal Offices and Place of Business)

Corporate Service Center, Inc.
1475 Terminal Way, Suite E, Reno, Nevada 89502-3225
(800) 638-3225
(Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: As soon as this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 , check the following box. 

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the box. 

CALCULATION OF REGISTRATION FEE

Title of class of      Amount to be          Proposed                Proposed                 Amount of
securities to be       registered            Maximum                 maximum                  Registration Fee
registered                                   offering price per      aggregate offering
                                             unit                    price
Common Stock           1,000,000             $0.10                   $100,000                  $9.20

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) , may determine.

PROSPECTUS

DALLAS RAILROAD COMPANY

No minimum/maximum of 1,000,000 shares of common stock
Price per share: $0.10
Total proceeds if maximum sold: $100,000

This is our initial public offering so there is no public market for our shares.

An investment in our Company is risky, especially given its young age. Only people who can afford to lose the money they invest in our Company should invest in our shares. A FULL DISCUSSION OF THE RISKS OF OWNING OUR SHARES BEGINS AT PAGE 2 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of our shares or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              Price to Public           Underwriting Discount            Proceeds to Issuer
                                                           and Commissions
Per Share                          $0.10                        None                            $0.10
Total Maximum                    $100,000                       None                          $100,000

We will sell the shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our shares using our best efforts and no one has agreed to buy any of our shares. There is no minimum amount of shares we must sell so no money raised from the sale of our stock will go into escrow, trust or another similar arrangement. The offering will remain open until 180 days after our registration statement has been declared effective by the Securities and Exchange Commission. We may extend the offering for an additional 90 days in our discretion if we think it will generate enough additional sales to justify such extension.

The information in this prospectus is not complete and may be changed. We may not sell these shares until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

October 23, 2002

SUMMARY OF THE OFFERING...........................................................................................1

RISK FACTORS......................................................................................................2

         We are a development stage company, with no significant history of operations you can examine to know if we have the ability
                  To successfully conduct business................................................................2
         Even if we sell all of the shares offered, we will not have significant funds so that a financial reversal could wipe out any reserves we might otherwise have..........................2
         Because this is a "best efforts" offering, we have no assurances that any of our stock

         Our management will have voting control of us, even if all of the shares offered are sold.......................................................................3
         Because we only have two directors, the compensation of our officer is in the sole discretion of two people........................................................................3
         Because the price at which the shares are offered is higher than our current per share value, immediate dilution of value of our stock will occur......................................3
         Because we have issued shares that may become eligible for resale under Rule 144, a large amount of our stock could be sold, potentially depressing our stock price.....................................................................................3
         Because we do not expect to pay dividends on our common stock in the foreseeable future, shareholders may have no way to recoup any of their investment..........................4
         There is no public market for our shares and should be considered an illiquid investment....................................................................4
         Our stock will probably be subject to the penny stock regulations and may be more

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES

SUMMARY OF THE OFFERING

THE COMPANY:                                Dallas Railroad Company is a corporation formed under
                                            the laws of Nevada on March 5, 2001, whose principal
                                            executive offices are located in Dallas, TX.  We are a
                                            development stage company with only minimal revenues.
                                            We expect to use the net proceeds of this offering to
                                            renovate a 1928 Pullman Railroad car and pay off some
                                            portion of our loans that we incurred to purchase the car
                                            and for general working capital purposes.  Our plan is to
                                            lease the railcar to both public and private groups for a
                                            fee.  We maintain our executive offices at 2603 Fairmount
                                            Street, Suite 200, Dallas, TX, 75201.

SECURITIES OFFERED:                         We are offering up to a maximum of 1,000,000 shares of
                                            common stock, $0.001 par value per share.  The shares
                                            are offered at $0.10 per share for total gross offering
                                            proceeds of $100,000, assuming the maximum amount is
                                            sold.

PRICE OF                                    The shares are offered at $0.10 per share for total gross
SECURITIES OFFERED:                         offering proceeds of $100,000, assuming the maximum
                                            amount is sold

SHARES OF COMMON                            1,000,000 shares
STOCK OUTSTANDING
AS OF THE DATE OF THIS
PROSPECTUS:

SHARES OF COMMON                            2,000,000 shares
STOCK OUTSTANDING
AFTER OFFERING,
ASSUMING MAXIMUM
AMOUNT SOLD:

SUMMARY FINANCIAL                           The following summary financial information is provided
INFORMATION:                                as of June 30, 2002:
                                            Total Assets:                        $95,357
                                            Total Debt:                           $51,872
                                            Total Shareholders Equity:   $43,485
                                            Total Revenues:                   $     750
                                            Total Expenses:                   $27,715
                                            Net Loss                              ($26,965)

TERMS OF THE OFFERING:                      There is no minimum offering.  Accordingly, as shares are
                                            sold, we will use the money raised for our activities.  The offering will remain open until 180 days after the
                                            registration statement is declared effective by the
                                            Securities and Exchange Commission, unless we decide
                                            to cease selling efforts prior to this date.  We may extend the offering for an additional 90 days in our discretion if we think it will generate enough additional sales to justify such extension.

                                                         1

USE OF PROCEEDS:                            We intend to use the net proceeds of this offering primarily to repay our railcar loans we incurred to acquire the car, renovate the car to Amtrak operating standards,  market
                                            the car for lease, build a web site and for general working capital.

PLAN OF DISTRIBUTION:                       This is a best efforts underwriting, with no commitment by anyone to purchase any shares.  The shares will be
                                            offered and sold by our principal executive officer and
                                            directors so no underwriters will be used.  However, we
                                            hope to have a market maker apply to have prices for our
                                            shares quoted on the bulletin board maintained by the
                                            National Association of Securities Dealers after we
                                            complete our offering.

RISK FACTORS

An investment in the shares involves a high degree of risk, including a risk of loss of an investor's entire investment in Dallas Railroad Company. Prospective investors should consider carefully, in addition to the other information contained in this prospectus, the following risk factors before purchasing any shares.

We are a development stage company, with no significant history of operations that you can examine to know if we have the ability to successfully conduct business. We were incorporated on March 5, 2001, and are, therefore, a start up company with very little operating history or revenues. As a result, we have no meaningful financial history that you can review to see if we have made money in the past. Although past performance is no guarantee of future success, if we had a long financial record, you could determine whether we are capable of implementing our business plan and increasing the value of our stock.

Even if we sell all of the shares offered, we will not have significant funds so that a financial reversal could wipe out any reserves we might otherwise have. We are only seeking to raise $100,000. As a result, we will still be considered an extremely small company, even if we sell all of the stock we are trying to sell. Because we will have so little money, any financial reversal could totally wipe out any reserve we had hoped to have.

Because this is a "best efforts" offering, we have no assurances that any of our stock will be sold so that those people who do purchase our stock may have a greater proportionate risk to lose their money. This offering is being conducted on a "best efforts" basis, meaning that no underwriter has agreed to buy our shares. As such, we have no assurances as to what level of proceeds, if any, will be obtained. To fully implement our business plan for the next 12 months, we need to receive the $100,000 sought to be raised. In the event we fail to obtain all or substantially all of the proceeds sought in this offering, our ability to effectuate our business plan will be materially adversely affected, and investors may lose all or substantially all of their investment.

If we are unable to have our car refurbished to comply with Amtrak and VIA regulations, we may not be able to use our car on as many rail lines as we plan and thus make less money than we have planned from our operations. We hope to conduct sufficient repairs and renovations on our car so that we will be able to comply with Amtrak and VIA regulations and, therefore, be able to rent

Amtrak or VIA lines. If we are not successful in attaining these standards, we will not be able to use our car on Amtrak or VIA lines, thus severely limiting the amount and type of track on which we can operate our car.

We have no underwriters so no other 3rd party with a financial interest has reviewed this offering for fairness. We are offering these shares through our officer and directors and are not using an underwriter. As a result, no other person sophisticated in financial affairs has reviewed this offering to determine if it is fair or if our business plan makes financial sense. Consequently, the shares may be priced too high for what they are intrinsically worth.

We have no history of profits and no assurances of profits ever developing. As with most development stage companies, we have experienced losses since inception. If only limited funds are raised in this offering, the risk of our financial failure is high. We have been dependent upon loans from members of management to sustain our development activities to date. In our discretion, if we receive the maximum proceeds sought to be raised, the entire principal amount of this loan, including interest, will probably be repaid.

Our success will depend greatly upon our President and Chairman of the Board so that his failure to work for us, regardless of the reason, could seriously damage our company. Douglas R. Nichols is serving as our sole executive officer and one of our two directors. If Mr. Nichols stopped working for us, we have no other person currently identified who could take over operation of our company. As a result, loss of his services may hamper our ability to implement our business plan, and could cause our stock to become worthless. We will be heavily dependent upon Mr. Nichols' entrepreneurial skills and business experience to successfully implement our business plan. We do not have an employment agreement with Mr. Nichols and there is no assurance that he will continue to manage our affairs in the future. At present, we do not have enough money to pay Mr. Nichols working full time for our company; his inability to devote full time and attention to the affairs of Dallas Railroad Company could hinder our growth. As of January 1, 2002, we suspended reflecting Mr. Nichols a salary of $100 monthly in our financial statements as contributed capital and expanding an equal amount in our statement of operations, however if our annual rental revenues exceed $25,000, we expect to pay Mr. Nichols a salary of $100 monthly beginning at that time. We could lose the services of Mr. Nichols, or he could decide to join a competitor or otherwise compete with us directly or indirectly, having a negative affect on our business and potentially causing the price of our stock to be worthless. Mr. Nichols has limited experience in the railcar leasing business. Mr. Nichols is not experienced in leasing passenger railroad cars by trade. We will likely need to rely on others who understand that business better than Mr. Nichols. Because of this lack of experience, we may overestimate the marketability of our product and may underestimate the costs and difficulties of leasing our railcar. These difficulties could prevent us from accurately determining the feasibility of our business plan, limiting our profitability, if any, and decreasing the value of our stock.

Our management will have voting control of us, even if all of the shares offered are sold so that persons buying our shares will not have an effective voice in our management. Our directors, own 950,000 shares of our outstanding common stock. After completion of this offering, assuming all of the shares offered hereby are sold, our management will continue to control at least 47.5% of our voting securities, without giving effect to (I) any stock options plan that could be adopted by management and approved by a majority of the shareholders, (ii) any additional issuances of our common stock or other securities to management and/or others, in our management's sole discretion or (iii) any additional stock purchases by management of this offering. As a result, our management will effectively control our affairs, including the election of all of our board of directors, the issuance of additional shares of common stock for a stock option plan or otherwise, the distribution and timing of dividends, if any, and all other matters. As a result, purchasers of the shares will have little, if any, control of our company.

Because we only have two directors, the compensation of our only officer, Mr. Nichols is in the sole discretion of himself and one other person. Because Douglas R. Nichols will own at least 40% of our company, he will likely continue to control our board of directors. As a result, Mr. Nichols will be entitled to establish the amount of his compensation, including the amount of any bonuses paid to him. In addition, because we do not have any independent directors, there will be no oversight of the reasonableness of any bonuses paid to Douglas R. Nichols or other officers, if added.

Because the price at which the shares are offered is higher than our current per share value, immediate dilution of value of our stock will occur. The offering itself involves immediate and substantial dilution to investors, as more particularly described in the dilution section. Any securities issued in the future, including issuances to management, could reduce the proportionate ownership, economic interests and voting rights of any holders of shares of our common stock purchased in this offering.

Because we have issued shares that may soon become eligible for resale under Rule 144, a large amount of our stock could be sold, potentially depressing our stock price. All of our presently outstanding shares of common stock aggregating 1,000,000 shares of common stock, are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant thereto or otherwise pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three-month period (provided we are current in our reporting obligations under the Exchange Act) subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company's outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. Douglas R. Nichols, our principal executive officer, owns an aggregate of 800,000 restricted shares and Craig Stewart, our other director owns 150,000 restricted shares, for which the one year holding period expires on March 6, 2002. In addition, all of our other shareholders' common stock will be eligible to use Rule 144 on March 6, 2002. A sale of shares by such security holders, whether pursuant to Rule 144 or otherwise, would most likely have a depressing effect upon the price of our common stock in any market that might develop.

Because we do not expect to pay dividends on our common stock in the foreseeable future, shareholders may have no way to recoup any of their investment. We intend for the foreseeable future to retain earnings, if any, for the future operation and expansion of our business and do not anticipate paying dividends on our shares of common stock for the foreseeable future. As a result, the only way investors may realize a profit on their purchase of our shares is if they can sell our shares at a profit in the future, of which there can be no assurance.

There is no public market for our shares, they should be considered an illiquid investment that may not necessarily be sold in the near future. There is currently no market for any of our shares and no assurances are given that a public market for such securities will develop or be sustained if developed. While we plan, following the termination of this offering, to take affirmative steps to request or encourage one or more broker/dealers to act as a market maker for our securities, no such efforts have yet been undertaken and no assurances are given that any such efforts will prove successful. As such, investors may not be able to readily dispose of any shares purchased hereby.

Our stock will be subject to the penny stock regulations and may be more difficult to sell than other registered stock so that an investor may not be able to easily sell their shares in the future. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Commission. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker- dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will likely be subject to such penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.

USE OF PROCEEDS

The net proceeds to our company from the sale of the shares offered hereby, assuming all of the shares offered are sold, of which no assurances are given, are estimated to be $98,000, giving effect to the estimated expenses of the offering of approximately $2000.

The following table sets forth the anticipated use of the net proceeds of this offering in the event that 1,000,000, 500,000 or 250,000 shares offered hereby are sold. We may not be able to sell all the shares and thus generate $100,000. Our receipt of no or nominal proceeds will have a material adverse effect upon our investors and us.

Number of shares              250,000 Shares                500,000 Shares                1,000,000 Shares
sold                          Sold                          Sold                          Sold
Gross offering                $25,000                       $50,000                       $100,000
proceeds
Offering expenses             $2,000                        $2,000                        $2,000
Net offering                  $23,000                       $48,000                       $98,000
proceeds
USES OF NET
OFFERING
PROCEEDS
Repayment of loan             $0.00                         $15,000                       $52,000
from directors
Mechanical                    $8,000                        $8,000                        $8,000
renovation of
Pullman car1
Cosmetic renovation           $2,000                        $12,000                       $12,000
of Pullman car1
Marketing expenses            $1,000                        $1,000                        $1,000
Development of web            $1,000                        $1,000                        $1,000
site
Working Capital               $11,000                       $11,000                       $24,000

TOTAL                         $25,000                       $50,000                       $100,000

--------
         1The mechanical renovation required on the car includes essential mechanical upgrades of the wheel assembly in the amount of approximately $8,000 based on estimates from trade sources.  To the extent we have sufficient funds available, we would hope to spend up to
$12,000 for painting , upholstery, and other cosmetic upgrades.

If we raise less than $25,000 from this offering, we will spend those funds we have available on the following items, arranged in order of priority: offering expenses, mechanical renovations, marketing expenses and then web site development.

Our directors, Douglas R. Nichols and Craig Stewart, have loaned us $37,000 and $4,500, ($47,225 and $4,647, unaudited as of June 30, 2002) respectively, to purchase our 1928 Pullman Railcar and to help fund our ongoing expenses to date. We have reached an agreement with Messrs. Nichols and Stewart that we must sell at least 50% of the shares offered before they will be repaid out of the proceeds from this offering. To the extent we sell more than 50%, we will proportionately increase the amount of the proceeds we will use to repay Messrs. Nichols and Stewart up to $52,000 of the amount loaned if we sell all the shares.

Because we are selling the shares strictly through the efforts of our officer and directors, the above numbers do not include any deductions for selling commissions.

In the event we receive the maximum proceeds of $100,000, our management believes that the net proceeds therefrom will provide us with sufficient funds to meet our cash requirements for approximately twelve (12) months following the receipt of this maximum amount.

DETERMINATION OF OFFERING PRICE

There is no established public market for the shares of common stock being registered. As a result, the offering price and other terms and conditions relative to the shares of common stock offered hereby have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares.

DILUTION

At June, 30, 2002, we had a net tangible book value of $0.043 per share. Our only sale of stock to date was 1,000,000 shares at $0.07 per share to our two directors on March 14, 2001. The following table sets forth the dilution to persons purchasing shares in this offering without taking into account any changes in our net tangible book value, except the sale of 1,000,000 shares at the offering price and receipt of $100,000, less offering expenses estimated to be $2,000. The net tangible book value per share is determined by subtracting total liabilities from our tangible assets, then dividing by the total number of shares of common stock outstanding.

If we sell 100,000 shares the dilution to the new investors will be $0.054, if we sell 250,000 shares the dilution would be $0.047 if we sell 500,000 shares the dilution would be $0.039 and if we sell 1,000,000 shares the dilution would be $0.029 per share.

                                    12/31/02        100,000           250,000           500,000          1,000,000
                                    or              shares            shares            shares           shares
                                    June 30,        sold              sold              sold             sold
                                    2002
Public offering price per           n/a             $.10              $0.10             $0.10            $0.10
share
Net tangible book value             $0.043          n/a               n/a               n/a              n/a
per share of
common stock before the
offering(1)
Pro forma net tangible              n/a             $0.046            $0.053            $0.061           $0.071
book value per share
of common stock after
the offering
Increase to net tangible            n/a             $0.003            $0.01             $0.018           $0.028
book value per share
attributable to purchase
of common stock by new
investors
Dilution to new investors           n/a             $0.054            $0.047            $0.039           $0.029
PLAN OF DISTRIBUTION

We are offering up to a maximum of 1,000,00 shares at a price of $0.10 per share to be sold by our directors, Douglas Nichols and Craig Stewart. Since our shares are sold through our executive officer and directors, no compensation will be paid with respect to such sales. In addition, because the offering is conducted on a "best efforts" basis, there is no assurance that any of the shares offered hereby will be sold.

The offering will remain open until 180 days after this registration statement becomes effective, unless we determine, in our sole discretion, to cease selling efforts. In addition, we may extend the offering for an additional 90 days in our discretion if we think extending the offering will generate enough additional sales of the shares to justify such extension. If we do extend the offering, we will provide written notification to all offerees of the extension. Our officer, directors and stockholders and their affiliates may purchase shares in this offering without limit. Any purchases by Douglas Nichols or Craig Stewart will be done on the same terms as offered to the public and will be made with a view to investment and not resale.

There is no minimum number of shares that must be sold to complete the offering. As a result, there will no escrow of any of the proceeds of this offering. Accordingly, we will have use of such funds once we accept a subscription and funds have cleared. Such funds shall be non- refundable except as may be required by applicable law.

Because our railcar is currently functional, we do not need to receive significant amounts under this offering to continue our operations as we have in the past; however, the receipt of proceeds from this offering should allow us to accelerate pur business plan.

LEGAL PROCEEDINGS

There are no legal proceedings currently pending or threatened against us.

DIRECTORS, EXECUTIVE OFFICERS,PROMOTERS
AND CONTROL PERSONS

Mr. Douglas R. Nichols, age 50, is our President, Chief Executive Officer, Chief Financial Officer, Secretary, and Chairman of our Board. Mr. Nichols received his BA from Allegheny College in 1974. During the last five years, Mr. Nichols has been the president of First London Securities Corporation, an NASD member firm. First London Securities Corporation will not be involved in our offering, with Mr. Nichols assisting in our offering solely in his capacity as our President.

Mr. Nichols assisted with the purchase of two Pullman railcars with the Lake Shore Railway Historical Society in the late 1960's. Mr. Nichols has been a director of RailAmerica, since June 1996. RailAmerica is the world's largest operator of short line railroads and its stock is traded on the New York Stock Exchange. Mr Nichols has also been a director of Armanino Foods of Distinction, since June 2001, whose stock is traded on NASDAQ. Mr. Nichols is Craig Stewart's son-in-law.

Mr. Craig Stewart, age 65, is a director of our company. Mr. Stewart graduated from the University of Wisconsin in 1961. Mr. Stewart became president of Douglas Stewart Company in 1967 and served in that capacity until 1999, when Mr. Stewart sold his interest in Douglas Stewart Company. Douglas Stewart Company was a college bookstore supplier. After leaving Douglas Stewart Company, Mr. Stewart founded Stewart Partners, a Dallas based real estate investment firm where he still serves as partner. Mr. Stewart is Mr. Nichols' father-in-law.

All of our Directors serve for one year periods unless removed in accordance with our bylaws.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock, before and after giving effect to the sale of the maximum number of shares of common stock offered, by our directors, officers and Persons who own more than 5% of our outstanding common stock. All shareholders have sole voting and investment power over the shares beneficially owned.

                                                                 Beneficial Ownership
                                                                   of Common Stock1
                                                                  -----------------
                                       Shares Owned                             Percentage of Class
                                       ------------                             -------------------
                                                                   Before Offering               After Offering
                                                                   ---------------               --------------
Douglas R. Nichols                        800,000                        80%                           40%
2603 Fairmount Street
Dallas TX 75201
Craig Stewart                             150,000                        15%                          7.5%`
6215 Oram Street
Dallas TX 75214
---------                                 -------
All directors and                         950,000                        95%                          47.5%
officers and 5%
shareholders as a
group

1There are no persons who hold any options to acquire any shares of our common stock.

DESCRIPTION OF SECURITIES

Common Stock

Dallas Railroad Company is authorized to issue 20,000,000 shares of common stock, $0.001 par value per share, of which 1,000,000 shares were issued and outstanding when this offering was commenced. We have received an opinion of counsel, included as an exhibit to the registration statement of which this prospectus is a part, opining as to the legality of the shares being offered. The outstanding shares of common stock are fully paid and non-assessable. The holders of common stock are entitled to one vote per share for the election of directors and with respect to all other matters submitted to a vote of stockholders. Shares of common stock do not have cumulative voting rights, which means that the holders of more than 50% of such shares voting for the election of directors can elect 100% of the directors if they choose to do so. Our common stock does not have preemptive rights, meaning that our common shareholders' ownership interest would be diluted if additional shares of common stock are subsequently issued and the existing shareholders are not granted the right, in the discretion of the Board of Directors, to maintain their ownership interest in our company. This lack of protection from dilution to minority shareholders could allow our Board of Directors to issue additional shares of our common stock to persons friendly with our existing management, thus preventing any change in control of our company.

Upon any liquidation, dissolution or winding-up of our company, our assets, after the payment of debts and liabilities and any liquidation preferences of, and unpaid dividends on, any class of preferred stock then outstanding, will be distributed pro-rata to the holders of the common stock. The holders of the common stock do not have preemptive or conversion rights to subscribe for any our securities and have no right to require us to redeem or purchase their shares.

The holders of Common Stock are entitled to share equally in dividends, if, as, and when declared by our Board of Directors, out of funds legally available there, subject to the priorities given to any class of preferred stock which may be issued.

Preferred Stock

Dallas Railroad Company is authorized to issue 10,000,000 shares of common stock, $0.01 par value per share. We had no preferred shares issued and outstanding when this offering was commenced. However, the majority of our shareholders may later determine to issue our preferred stock. If done, the preferred stock may be created and issued in one or more series and with such designations, rights, preference and restrictions as shall be stated and expressed in the resolution(s) providing for the creation and issuance of such preferred stock. If preferred stock is issued and we are subsequently liquidated or dissolved, the preferred stock would be entitled to our assets, to the exclusion of the common stockholders, to the full extent of the preferred stockholders' interest in our company.

Although we have no present intent to do so, we could issue shares of preferred stock with such terms and privileges that a third party acquisition of our company could be difficult or impossible, thus entrenching our existing management in control of our company indefinitely.

Dividend Policy

To date, we have not paid any dividends. The payment of dividends, if any, on our common stock in the future is within the sole discretion of our Board of Directors and will depend upon our earnings, capital requirements, financial condition, and other relevant factors. Our Board of Directors does not intend to declare any dividends on the common stock in the foreseeable future, but instead intends to retain all earnings, if any, for use in our business operations.

Transfer Agent and Registrar

We have not currently decided who we are going to use as a transfer agent. If we are successful in establishing a public market for our common stock, we will then name a transfer agent. We may take such steps as are necessary to become our own transfer agent.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

Article V of the our Bylaws provides that we shall indemnify our officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as to which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to our Articles of Incorporation, Bylaws, Nevada law or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or payed by one of our directors, officers or controlling persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

DESCRIPTION OF BUSINESS

General

Dallas Railroad Company, was incorporated under the laws of the State of Nevada on March 5, 2001, and is in its early developmental and promotional stages. We acquired our railcar in February 2001. The sale was closed in a cash transaction with CSX Transportation and the car was delivered March 30, 2001. Our general plan is to rent railroad passenger cars for trips throughout North America, through a web page to be developed and other marketing options. Our primary activities to date have consisted of purchasing a 1928 Pullman railroad passenger car and conducting an initial round of private financing to obtain "seed" capital and beginning the process of designing and implementing our business plan. Through the proceeds raised from this offering, we expect to be able to market our railcar through print ads in railroad trade magazines and on the internet. Dallas Railroad Company is a member of AAPRCO, which is an organization of private railcar owners, whose purpose is to help members market their services and assist in solving repair problems. Pullman and Buod were the primary passenger railcar builders in the first half of the 20th century and as a result, maintenance and repair issues are similar from car to car. AAPRCO, through its website, WWW.AAPRCO.COM and periodicals such as Private Varnish address many maintenance and marketing issues. We also expect to perform certain cosmetic and mechanical upgrades, at John's Trains in Dallas and Ozark Mountain Railcar, from Missouri serving as consultants, we also expect to design and implement our website and establish relationships with travel advisors in hopes of their hiring our car for their clients travel and entertainment needs. The marketing of the railcar, logistics, finances and contracting of rehabilitation work will be supervised by our president, Mr. Nichols.

We currently do not have any written agreements or contracts with any of our vendors, suppliers, customers, consultants or subcontractors. All business is being done on an as needed basis and is agreed upon on a job by job basis.

Our car is subject to Amtrak's mechanical standards and periodic inspections. Our car will be rehabilitated at John's Trains in Dallas TX. John Radovich is the proprietor of John's Trains and will work on the car at his shop. Mr. Radovich has 3 of his own cars and is well versing in the mechanics of railroad passenger cars, having been an owner for more than 20 years. We will also contract with local craftsmen for the interior work. Our president, Mr. Nichols has 10 years experience in restoring historic properties in Dallas and has developed numerous relationships with craft persons to do the interior. While we will keep the car historically accurate, we are not subject to any historic or special interest groups standards.

The railroad car will need to be certified by Amtrak before it can be hauled by Amtrak's trains. This certification also satisfies VIA's requirements. We have estimated the necessary mechanical repairs to be $8,000. Our current insurance policy meets or exceeds Amtrak and VIA insurance requirements. While the Amtrak and Via travel is projected by management to be an important component of our business plan, we do not believe it would affect our operations and liquidity, as we would concentrate our efforts on the other area of potential business.

The rental railroad car business is served by approximately 60 cars according to Private Varnish Magazine's 2002 annual Directory. These cars come in a variety of configurations, from all coach seating to all bedrooms without any lounge area. Most renters have capacity requirements that limit the type of car that can fill their needs. Our car with bedroom, kitchen, dining, lounge, shower and rear platform facilities will cater to the upper end of the overnight market and should compete effectively for the daytime business user due to our relatively high seating capacity. In management's opinion pricing is difficult to compare as there are many variables ranging from services provided, food and beverage needs, duration of trip, number of layovers, and staffing. We expect to have an inherent advantage in trips originating from Dallas, as we expect to be the only Amtrak certified car available for lease in the area. Trips on railcars are relatively expensive and a rule of thumb range from approximately $2,000 to $5,000 per day. We believe that we can be competitive in pricing as our initial purchase price and renovation work expense should be on the low end of the scale.

Management is not aware of a supply of refurbished cars similar to ours that are about to enter the market which in turn could disrupt our competitive position.

Longer overnight rentals are primarily contracted with Amtrak or Via per their published rate schedules. AAPRCO has negotiated a better rate with Amtrak for its members. Our car will be staffed with a valet, who is also the cook and is versed in the maintenance and operation of the car. This person is also charged with complying with all laws and regulations. Our insurance includes $2,000,000 liability and physical damage coverage. Our cost of such a trip includes labor, any repairs, diesel fuel for the generator if operated, transportation, flowers, laundry, food, beverage and any sundries. With the exception of the transportation expense and possibly repairs, costs are not very high.

We foresee our market to be corporate, convention travelers and families taking longer trips. Initially most trips will originate from the Dallas area and be round trip in nature.

We will market our car by offering a variety of different rental opportunities to prospective customers. Such as:

        1. Stationary rental for a dinner and/or cocktail party.

        2. Long distance rentals behind scheduled Amtrak or VIA Passenger trains. This is expected, by management, to be the source of the most revenue. These trips can be from 2 days to 2 or more months in duration. The car can be uncoupled from the scheduled train at numerous stations along the way and the passengers can use the car as a hotel while they visit that area. The Amtrak and VIA systems comprise more than 30,000 miles of travel and 1000 stations which provide, in management's opinion, a vast number of opportunities for business and tourist travel. The railroad car will need to be certified by Amtrak before it can be hauled by Amtrak's trains. This certification also satisfies VIA's requirements. We have estimated the necessary mechanical work to be $8,000. Our current insurance policy meets or exceeds Amtrak and VIA requirements. While the Amtrak and VIA travel is projected by management to be an important component of our business plan, we do not believe it would affect our operations and liquidity as we would concentrate our efforts on the other areas of potential business.

        3. Special event charters would include trips to the Super Bowl, Mardi Gras, collegiate or professional sporting events, trade shows, conventions and reunions. With these trips the car could be rented to one group or we could sell space on an individual basis, or rent the car to a reseller, such as a travel agency or railroad club, who would sell the space on an individual basis.

        4. Charters on freight only tracks are popular. We would rent a locomotive and crew from a shortline railroad and take a trip along their tracks. These so called rare mileage trips are popular, as noted in many Trains and Private Varnish ads and articles. with serious rail enthusiasts who are looking for a new and different rail travel experience.

        5. We can also sell tickets on a space basis for regularly scheduled trips to popular destinations. These trips would be done on a speculative basis.

        6. Theme charter trips such as blues, jazz, country music, wine and food, architecture, historical, museum or golf, for example, all provide marketing opportunities that are conducive for group charters.

Our primary goal is to lease the Pullman to maximize revenues. The costs for any given trip are fairly easy to calculate in advance with the exception of any unscheduled repairs or maintenance. Therefore the lease price that generates a profit is also easy to determine. Most of our expenses, exclusive of a trip are fixed in nature. These include insurance, scheduled maintenance, web site maintenance, management, and debt service, if any. Trip expenses are calculated by the railroads and Amtrak, pursuant to handling and distance covered in the request for price. If we are successful in executing our business plan and actively leasing the Pullman we will investigate the addition of another Pullman to operate in tandem with the Philadelphia or on its own. We can lease additional cars from several known sources and thereby couple two, three of more cars together to accommodate larger groups that would require more sleeping, dining and lounge facilities.

Website. We currently have one domain name registered, WWW.DALLASRAILROAD.COM.

MANAGEMENTS DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Over the next twelve months we expect our primary expenses to be cosmetic upgrades, repairs and maintenance of our Pullman railcar, advertising costs associated with conducting our rentals, and the development and maintenance of our web site.

No amount of the proceeds raised from this offering will be used to pay salaries. In addition, no shares given under this offering will be used to pay any salaries, past or present. As of January 1, 2002, we suspended reflecting our sole employee, Doug Nichols, a salary of $100 monthly in our financial statements as contributed capital and expensing an equal amount in our statement of operations, however if our annual gross rental revenues exceed $25,000, we expect to begin at that time to pay Mr. Nichols a salary of $100 monthly.

Our business plan, if we are successful in generating net profits from our activities, is to increase our marketing effort, possibly purchase an additional railroad car and attempt to grow our company in an orderly way. If we are successful in raising the entire $100,000 proposed to be raised in this offering, we expect it to be sufficient to allow us to conduct business for at least a one year period.

If we raise less than $100,000, our plan is to reduce any repayment of the loans and reduce expenditures on the interior upgrade. The interior upgrades are cosmetic in nature, and would improve the appearance, but they are not essential to our business operation. If we raise less than $25,000 from this offering, we will spend those funds we have available on the following items, arranged in order of priority: offering expenses, mechanical renovations, marketing expenses and then web site development.

Our expected sources of income are from the rental of the car to individuals, groups, corporations, non profit organizations, and travel agents on a short and long term basis. We expect our expenses to include $8,000 to $20,000 in car rehabilitation $2.965 in insurance, $1,000 in marketing expense, $1,000 for internet website development to an as yet undetermined vendor, $2,000 offering costs to printers, legal and accountants and $11,000 to $24,000 in working capital for general expenses as may arise. We will recognize revenues as earned.

We will begin work on the car as we raise our funds under this offering. $8,000 will be allocated to mechanical upgrades on the wheel assemblies and $2,000 for offering costs. If we raise only $10,000, we could not pay off any loans and would not have any money available for general expenses. We would be able to operate the car but would need additional funds to market it, develop our website and have cash available for any additional repairs.

Our cash position at June 30, 2002 was $82.45 and our president has invested $56,000 in equity of the company and has loaned us $45,088 and our director Mr. Craig Stewart has invested $10,500 in equity of the company and has loaned us $4,500. Our prepaid expenses at June 30, 2002 include $500 Insurance, $5280, prepaid repairs and $3,000 prepaid storage.

Our financial statements reflect a $95,720 cost which includes the $94,600 purchase price and the cost of transportation to move our car to Dallas. The $1,365 furniture was the purchase and installation of an antique 1920's art deco buffet in the lounge. Our depreciation expense fo $11,000 is calculated by our auditors using a five to ten year life on a straight line basis.

We had $10,003 of expenses for the period ending June 30, 2002 with these expenses including, $1,118 for interest, $4,923 depreciation expense, $1,320 for insurance, $500 for AAPRCO annual membership, $1,872 for repairs and maintenance, and $270 for miscellaneous. Our loss for the 6 months ending June 30, 2002 was $10,003 and our accumulated deficit is $26,965, since inception.

We had zero revenues during the 6 month period ending June 20, 2002 as compared to $750 for the period ending June 20, 2001. This decrease in revenues we primarily due to the fact that our car was being repaired.

Our financial transactions to date have been the sale of 950,000 common shares to our directors at $0.07 per share and the issuance of 50,000 shares at $0.07 to three individuals, Steven Holmes, in exchange for legal services, Debbie Taylor, in exchange for bookkeeping and edgarizing services, and Michael Young in exchange for management consulting services.

We believe that our one employee can operate this business, since much of the work will be contracted out. Mr. Nichols estimates working an average of 5 - 15 hours per week. We do not anticipate hiring any more employees over the next twelve months, however if revenues justify the same, we may hire more employees.

We have not had any cash or stock paid to our 2 directors for services rendered to our company.

We are conducting this offering, in part, because we believe that an early registration of our equity securities will minimize some of the barriers to capital formation that otherwise exist. By having a registration statement in place and by being a reporting company under the federal securities laws, we believe that we will be in a better position, either to conduct a future public offering of our securities or to undertake a private placement with registration rights, than if we were a privately held company. Registering our shares may help minimize the liquidity discounts we may otherwise have to take in a future financing because investors should have a high degree of confidence that the Rule 144(c)(1) public information requirement will be satisfied and a public market will exist to effect Rule 144(g) broker transactions.

We believe that the cost of registering our securities, and undertaking the required disclosure obligations will be more than offset by being able to get better terms for future financing efforts. No specific investors have been identified, but our management has general knowledge of an investor class interested in investing in companies that have some measure of liquidity.

DESCRIPTION OF PROPERTY

In March 2001, we acquired our 1928 Pullman business railcar. Our car was originally the Michigan Southern business car #1 and was used as transportation and offices for the railroad's top executives. The car's floor plan consists of 4 bedrooms, 4 bathrooms with showers, a dining room capable of seating up to 10, a lounge area that seats up to 14, a fully equipped kitchen and a rear brass railed outdoor platform that will seat 4. The car has electric heat and air conditioning, carries 250 gallons of water, has its own self contained sewage treatment equipment and a 65-kilowatt electric generating system for use when the car is not in passenger train service. Our car has a rich history, having served the top executives of the Michigan Central, New York Central, Penn Central, Conrail and CSX railroads. The Philadelphia is a good car for charter due to its fairly rare combination of sleeping, shower, kitchen, dining, lounge and rear outdoor platform facilities.

Our car will be located in Dallas Texas at John's Trains, 800 Jaguar Lane and is in good mechanical and cosmetic condition. We own our car free of any liens or other encumbrances. There are no material agreements regarding any third party use or ownership of the car. We advanced $3,000 to John's Train's which we have booked as prepaid rent.

Our principal office is presently at 2603 Fairmount, Suite 200, which is the location of our president's business. We presently do not pay any rent or have a lease as our business does not require any space for staff or other facilities up to this time.

Our Pullman car is the only property we will require to operate our business for the foreseeable future. If sufficient demand exists, we could add additional cars, but we do not have any present plans to do so. Our 1928 Pullman is our sole property and we currently have no plans to purchase any other properties.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 30, 2001, we signed a promissory note with our President and Director Douglas R. Nichols, whereby Mr. Nichols agreed to loan us up to $100,000, in his sole and absolute discretion, of which $37,000, ($47,225 unaudited as of June 30, 2002) has been loaned and is outstanding, and a promissory note with our Director Craig Stewart, whereby Mr. Stewart agreed to loan us up to $15,000, in his sole and absolute discretion, of which $4,647 has been loaned and is outstanding. The loan proceeds were used by the company to purchase our 1928 Pullman. The interest rate on the notes is 5% per annum. The notes are dated March 30, 2001, and are due on demand by Messrs. Nichols and Stewart but if no demand is made then principal and interest are due on or before March 31, 2004. Both Messrs. Nichols and Stewart have told us that they do not intend to seek repayment of their loans prior to March 31, 2004. If we sell at least 50% of the shares, we will repay Messrs. Nichols and Stewart $15,000 of the amount due to them and will proportionately increase the amount we repay up to $52,000, including interest, of such borrowed amount if we sell all of the shares.

We believe the terms of the loan from Messrs. Nichols and Stewart are more favorable than might otherwise be available to a company with few assets and no operating history; many commercial banks would not even consider such a loan. We believe the interest rate of 5% we are paying on the note is lower than the market rate for loans of this size and type.

We do not have any plans to acquire any assets from related parties. We have not engaged any promoters.

First London Securities rented the car for $750 for a daytime function for 30 people. Our director and officer, Mr. Nichols, is also president of First London Securities Corporation.

Our management founded our corporation. Our management also inspected, evaluated, bid on, purchased and delivered our car. Our management has also assessed the work required to refurbish the car and interviewed potential contractors. Our management has written and edgarized, this registration statement and selected and worked with the auditors and attorneys, who will assist in making our filings with the Securities and Exchange Commission. Our management analyzed and procured insurance, performed labor on the car, bought and supervised the installation of furniture, joined AAPRCO and have educated themselves in the restoration, operation and leasing of the car.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

This is our initial public offering so there is currently no public trading market for our common stock. We hope to have a market maker apply to have our common stock prices listed on the bulletin board maintained by National Association of Securities Dealers. To be eligible to have our common stock quoted on the bulletin board, we will be required to file with the Securities and Exchange Commission periodic reports required by the Securities and Exchange Act of 1934 and thus be a "reporting" company, a step we will attempt to accomplish after the effective date of this registration statement.

None of our common stock is subject to outstanding options or rights to purchase nor do we have any securities that are convertible into our common stock. We have not agreed to register any our stock for anyone nor do we presently have in effect employee stock options or benefit plans that would involve the issuing of additional shares of our common stock. As of June 30, 2002, there were 1,000,000 shares issued and outstanding. All of these shares were issued under section 4 (2 of the Securities Act of 1933) and are, therefore, restricted securities and subject to the re-sale restrictions of Rule 144. As of June 30, 2002, we had five shareholders, only two of whom, our directors, own more than 5%.

We have never paid dividends and do not expect to declare any in the foreseeable future. Instead, we expect to retain all earnings for our growth. Although we have no specific limitations on our ability to pay dividends, the corporate law of Nevada, the State under which we are organized, limits our ability to pay dividends to those instances in which we have earnings and profits. If we are unable to achieve earnings and profits in a sufficient amount to satisfy the statutory requirements of Nevada, no dividends will be made, even if our Board of Directors wanted to pay dividends. Investors should not purchase shares in this offering if their intent is to receive dividends.

EXECUTIVE COMPENSATION

The following table shows the compensation of the named executive officers since the inception of our company in 2001:

                                            SUMMARY COMPENSATION TABLE

                                                              Long Term Compensation

                  Annual Compensation                         Awards                    Payouts

(A)              (B)         (C)        (D)         (E)               (F)              (G)               (H)           (I)
Name and         Year        Sal-       Bonus       Other             Restricted       Securities        LTIP          All Other
Principal                    ary                    Annual            Stock            underlying        Payouts       Compen-
Position                                            Compen-           Awards           Options/          ($)           sation
                                                    sation ($)                         SARs (#)

Douglas          2001        0          0           0                 0                0                 0             0
R.
Nichols,
President
Douglas          2002        0          0           0                 0                0                 0             0
R.
Nichols,
President
Craig            2001        0          0           0                 0                0                 0             0
Stewart,
Director
Craig            2002        0          0           0                 0                0                 0             0
Stewart,
Director

We currently have one employee, Douglas R. Nichols. As of January 1, 2002, we suspended reflecting Mr. Nichols' services at $100 monthly in our financial statements as contributed capital and expensing an equal amount in our statement of operations, however if our annual gross rental revenues exceed $25,000, we expect to pay Mr. Nichols a salary of $100 monthly beginning at that time.

No officer or director has received any remuneration from us other than as set forth above. Although we have no current plan in existence, we may adopt a plan to pay or accrue compensation to our officers and directors for services rendered. We have no stock option, retirement, incentive or profit sharing plan or program for the benefit of officers, directors or employees but our Board of Directors may recommend the adoption of one or more of such programs in the future.

FINANCIAL STATEMENTS

The following are our financial statements, with independent auditors' report, for the period ending December 31, 2001 and unaudited for the six month period ending June 30, 2002.

DALLAS RAILROAD COMPANY, INC.
(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----

Report of Independent Certified Public Accountants                                                               F-2

Balance Sheets as of December 31, 2001, June 30, 2002 (Unaudited)                                                F-3

Statements of Operations for the Period March 5, 2001, (Inception) to
   December 31, 2001, for the Period March 5, 2001 (Inception) to June 30, 2002         (Unaudited), the
Six Months Ended June 30, 2002 (Unaudited), and for the Period
   March 5, 2001 (Inception) to June 30, 2001 (Unaudited)                                                       F-4

Statements of Stockholders' Equity for the Period March 5, 2001, (Inception) to
   December 31, 2001 and the Six Months Ended June 30, 2002 (Unaudited)                                          F-5

Statements of Cash Flows for the Period March 5, 2001, (Inception) to
   December 31, 2001, for the Period March 5, 2001 (Inception) to June 30, 2002         (Unaudited), the
Six Months Ended June 30, 2002 (Unaudited), and for the Period
   March 5, 2001 (Inception) to June 30, 2001 (Unaudited)                                                        F-6

Notes to Financial Statements                                                                                   F-7

Killman, Murrell & Company P.C.
Certified Public Accountants
     505 N. Big Spring, Suite 603            1931 E. 37th Street, Suite 7               4049 St. Christopher
         Midland, Texas 79701                     Odessa, Texas 79762                    Dallas, Texas 75287
            (915) 686-9381                          (915) 363-0067                         (972) 862-3975
          Fax (915) 684-6722                      Fax (915) 363-0376                     Fax (972) 862-7894

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Stockholders and Board of Directors
Dallas Railroad Company, Inc.
Dallas, Texas 75201

We have audited the accompanying balance sheet of Dallas Railroad Company, Inc. (a development stage company) as of December 31, 2001, and the related statements of operations, stockholders’ equity and cash flows for the period from March 5, 2001 (inception) to December 31, 2001. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dallas Railroad Company, Inc. (a development stage company) at December 31, 2001, and the results of its operations and its cash flows, for the period from March 5, 2001 (inception) to December 31, 2001 in conformity with auditing standards generally accepted in the United States of America.

Killman, Murrell & Co., P.C.
Dallas, Texas
June 17, 2002

DALLAS RAILROAD COMPANY, INC.
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

ASSETS

                                                                              December 31, 2001       June 30, 2002
                                                                              -----------------       -------------
CURRENT ASSETS                                                                                         (Unaudited)

   Cash                                                                             $       582           $        82
   Prepaid Expenses                                                                       4,153                 8,780
                                                                                    -----------           -----------

              TOTAL CURRENT ASSETS                                                        4,735                 8,862
                                                                                    -----------           -----------

RAILCAR, FURNITURE AND FIXTURES
   Railcar                                                                               95,720                95,720
   Furniture & Fixtures                                                                   1,365                 1,365
                                                                                    -----------           -----------
                                                                                         97,085                97,085
   Less Accumulated Depreciation                                                         (5,667)              (10,590)
                                                                                    -----------           -----------

              NET RAILCAR, FURNITURE & FIXTURES                                          91,418                86,495
                                                                                    -----------           -----------

              TOTAL ASSETS                                                          $    96,153           $    95,357
                                                                                    ===========           ===========

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

STOCKHOLDERS' PAYABLE                                                               $    42,665          $     51,872
                                                                                    -----------          ------------

STOCKHOLDERS' EQUITY
   Common Stock $0.001 Par Value; Authorized 20,000,000 Shares;
     Issued and Outstanding 1,000,000 Shares                                              1,000                 1,000
   Paid-In-Capital                                                                       69,450                69,450
   Deficit Accumulated During the Development Stage                                     (16,962)              (26,965)
                                                                                    -----------          ------------

              TOTAL STOCKHOLDERS' EQUITY                                                 53,488                43,485
                                                                                    -----------          ------------

              TOTAL LIABILITIES AND
                  STOCKHOLDERS' EQUITY                                              $    96,153          $     95,357
                                                                                    ===========          ============

The accompanying notes are an
integral part of these financial statements

DALLAS RAILROAD COMPANY, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

                                                         March 5, 2001       March 5, 2001      Six Months      March 5, 2001
                                                         (Inception) to       (Inception) to      Ended          (Inception) to
                                                     December 31, 2001        June 30, 2002   June 30, 2002       June 30, 2001
                                                     -----------------       --------------   -------------     ---------------
                                                                               (Unaudited)      (Unaudited)        (Unaudited)

REVENUES                                                   $        750          $        750      $         -       $        750

GENERAL AND ADMINISTRATIVE
   EXPENSES                                                      16,547                25,432             8,885             7,600
                                                           ------------          ------------      ------------       -----------

            (LOSS) BEFORE OTHER
               EXPENSE AND INCOME TAX                           (15,797)              (24,682)           (8,885)           (6,850)
                                                           ------------          ------------      ------------       -----------

OTHER EXPENSE
   Interest Expense                                               1,165                 2,283             1,118               426
                                                           ------------          ------------      ------------       -----------

            (LOSS) BEFORE INCOME TAX                            (16,962)              (26,965)          (10,003)           (7,276)
                                                           ------------          ------------      ------------       -----------

INCOME TAX - Note 4                                                   -                     -                 -                 -
                                                           ------------          ------------      ------------       -----------

             NET (LOSS)                                    $    (16,962)         $    (26,965)     $    (10,003)     $     (7,276)
                                                           ============          ============      ============      ============

WEIGHTED AVERAGE NUMBER OF
   COMMON SHARES                                              1,000,000             1,000,000         1,000,000         1,000,000
                                                           ============          ============      ============      ============

(LOSS) PER COMMON SHARE                                    $     (0.02)          $                 $     (0.01)      $     (0.01)
                                                           ===========           ============      ===========       ===========

The accompanying notes are an integral
part of these financial statements

DALLAS RAILROAD COMPANY, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF STOCKHOLDERS' EQUITY

FOR THE PERIOD MARCH 5, 2001 (INCEPTION)
TO DECEMBER 31, 2001 AND THE SIX
MONTHS ENDED JUNE 30 2002 (UNAUDITED)

                                                     Common Stock
                                                -----------------
                                                 Number Of                     Paid-In-        Retained
                                                   Shares         Amount       Capital         (Deficit)        Total
                                                -------------     ------      -----------    -------------   --------

BALANCE, MARCH 5, 2001
         (Inception)                                       -      $    -        $       -       $       -      $       -

      Issuance of Common Stock for
         Debt Reduction, Consulting,
         and Legal Services                        1,000,000       1,000          69,450                -         70,450

      Net (Loss)                                           -           -                -        (16,962)        (16,962)
                                                 -----------      ------        ---------       --------       ---------

BALANCE DECEMBER 31, 2001                          1,000,000       1,000          69,450         (16,962)         53,488
                                                 ==

      Net (Loss) (Unaudited)                               -           -                -        (10,003)        (10,003)
                                                 -----------      ------        ---------       --------       ---------

BALANCE JUNE 30, 2002
  (UNAUDITED)                                      1,000,000      $1,000        $ 69,450        $(26,965)      $  43,485
                                                   =========      ======        ========        ========       =========

The accompanying notes are an integral
part of these financial statements.

DALLAS RAILROAD COMPANY, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
                                                          March 5, 2001        March 5, 2001        Six Months     March 5, 2001
                                                          (Inception) to        (Inception) to         Ended       (Inception) to
                                                       December 31, 2001        June 30, 2002     June 30, 2002    June 30, 2001
                                                       -----------------       ---------------    -------------    -------------
CASH FLOW FROM OPERATING ACTIVITIES                                              (Unaudited)       (Unaudited)      (Unaudited)

     Net (Loss)                                             $ (16,962)           $ (26,965)         $ (10,003)        $  (7,276)
     Adjustments to Reconcile Net (Loss) to Net Cash
From Operating Activities
          Depreciation                                          5,667               10,590              4,923               798
          Issuance of Common Stock for Consulting
            and Legal Services                                  3,950                3,950                  -             3,500
     Changes in Current Assets and Liabilities
       Accounts Receivable                                          -                    -                  -              (750)
       Prepaid Expenses                                        (4,153)              (8,780)            (4,627)                -
       Cash Overdraft                                               -                    -                  -                22
                                                            ---------            ---------          ---------         ---------

              NET CASH FLOW USED BY
                OPERATING ACTIVITIES                          (11,498)             (21,205)            (9,707)           (3,706)
                                                            ---------            ---------          ---------         ---------

CASH FLOW FROM INVESTING ACTIVITIES
     Purchase of Railcar, Furniture and Fixtures              (97,085)             (97,085)                 -           (95,720)
                                                            ---------            ---------          ---------         ---------

              NET CASH FLOW USED BY
                 INVESTING ACTIVITIES                         (97,085)             (97,085)                 -           (95,720)
                                                            ---------            ---------          ---------         ---------
CASH FLOW FROM FINANCING ACTIVITIES
     Loan From Stockholders                                   109,165              118,372              9,207            99,426
                                                            ---------            ---------          ---------         ---------
                NET CASH FLOW USED BY
                  FINANCING ACTIVITIES                        109,165              118,372              9,207            99,426
                                                            ---------            ---------          ---------         ---------

NET INCREASE (DECREASE) IN CASH                                   582                   82               (500)                -

CASH AT BEGINNING OF PERIOD                                         -                    -                582                 -
                                                            ---------            ---------          ---------         ---------

CASH AT END OF PERIOD                                       $     582            $      82          $      82         $       -
                                                            =========            =========          =========         =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW       INFORMATION

     Cash Paid During the Year For
       Interest                                            $        -           $        -         $        -        $        -
                                                           ==========           ==========         ==========        ==========
       Income Tax                                          $        -           $        -         $        -        $        -
                                                           ==========           ==========         ==========        ==========

SUPPLEMENTAL SCHEDULE OF NON-CASH
   INVESTING AND FINANCING ACTIVITIES
     Issuance of Common Stock                              $    1,000           $    1,000         $        -        $    1,000
     Paid-In-Capital                                           65,500               65,500                  -            65,500
     Decrease in Stockholders' Payable                        (66,500)             (66,500)                 -           (66,500)
                                                           ----------           ----------         ----------        ----------
                                                           $        -           $        -         $        -        $        -

The accompanying notes are an integral
part of these financial statements.

DALLAS RAILROAD COMPANY, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Including Notes Applicable to the Unaudited Period)

DECEMBER 31, 2001

NOTE 1: DEVELOPMENT STAGE COMPANY

Dallas Railroad Company, Inc. (a development stage company) (the “Company”) was incorporated under the laws of the State of Nevada on March 5, 2001. In March 2001, the Company acquired a 1928 Pullman Business Car to be renovated and offered for lease on a short or long-term basis to the general public, corporations, and charitable organizations for trips or on a stationary basis. The Company has been in the development stage since inception and is devoting substantially all of its efforts to financial planning, raising capital, renovating, and marketing.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

Year End

The Company has elected a December 31 year-end.

Revenue Recognition

Revenue from leasing the railcar and the related costs of sales are recognized as incurred on the accrual method of accounting.

Railcar, Furniture and Fixtures

Railcar, furniture and fixtures are carried at cost, which was equal to its fair value at the time of acquisition. Depreciation is computed principally on the straight-line method using estimated useful lives of ten years for the railcar and improvements to the railcar and five years for the furniture and fixtures. The railcar is being depreciated over a period of ten years, which is an estimate of its useful life based on the age of the railcar and the period which services are expected to be rendered.

Major renewals and betterments are added to the property and equipment accounts while the cost of repairs and maintenance is charged against income in the period incurred. Cost of assets, retired or otherwise disposed of, and the applicable accumulated depreciation is removed from the accounts, and the resultant gain or loss, if any, is reflected in operations.

Income Taxes

The Company provides for income taxes by utilizing the asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Use of Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could vary from the estimates that were used.

DALLAS RAILROAD COMPANY, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Including Notes Applicable to the Unaudited Period)

(CONTINUED)

DECEMBER 31, 2001

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (CONTINUED)

Net Income (Loss) Per Common Share

Net income (loss) per common share is based on the weighted average number of common shares outstanding during each respective year. Common stock equivalents that would have had an anti-dilutive effect were excluded from the calculation.

Cash and Cash Equivalents

For the purpose of reporting cash flows, the Company considers cash in operating bank accounts, demand deposits, and cash on hand as cash and cash equivalents.

Financial Instruments

The Company’s financial instruments include cash, cash equivalents, other current assets, and stockholders’ payable. The carrying amounts of these financial instruments have been estimated by management to be approximate fair value.

Long-Lived Assets

Effective March 5, 2001, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets.” In accordance with SFAS No. 144, long lived assets to be held and used by the Company are reviewed to determine whether any events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. For long lived assets to be held and used, the Company bases its evaluation on such impairment indicators as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements, as well as other external market conditions or factors that maybe present. If such impairment indicators are present or other factors exist that indicate that the carrying amount of the asset may not be recoverable, the Company determines whether an impairment has occurred. If an impairment has occurred, the Company recognizes a loss for the difference between the carrying amount and the estimated value of the asset. The Company believes no impairment of the value of the railcar has occurred since its purchase in May 2001.

DALLAS RAILROAD COMPANY, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Including Notes Applicable to the Unaudited Period)

(CONTINUED)

DECEMBER 31, 2001

NOTE 3: RELATED PARY TRANSACTIONS

The following is a summary of transactions with officers and directors of the Company.

>        – In March 2001, a current officer and director of the Company extended a five percent (5%) demand note to the Company in the amount of $100,000. If no demand is made, the note is due and payable in full, including interest, eighteen (18) months after the date of the note. The amount due on the note payable at December 31, 2001 and June 30, 2002, was $38,132 and $47,225, including $1,132 and $2,136 of accrued interest, respectively. In March 2001, 800,000 shares of the Company’s common stock, valued at $56,000, was issued as partial payment of the note.

        – In March 2001, a director of the Company loaned the Company $15,000 on a five percent (5%) demand note. If no demand is made, the note is due and payable in full, including interest, eighteen (18) months after the date of the note. The amount due on the note payable at December 31, 2001 and June 30, 2002, was $4,533 and $4,647, including $33 and $147 of accrued interest, respectively. In March 2001, 150,000 shares of the Company’s common stock, valued at $10,500, were issued as partial payment of the note.

        – Sales in the amount of $750 were made to a company related to Dallas Railroad Company, Inc. through common ownership.

        – The current officer and director of the Company does not receive a salary from the Company; however, the value of his services in the amount of $900 was recorded as an expense and contributed capital of the Company for the period from March 5, 2001 (Inception) to December 31, 2001. No additional compensation to this officer and director will be recorded until annual revenues exceed $25,000; therefore, no amount was recorded as compensation for the six-month period ended June 30, 2002.

        –The Company has no office facility; therefore, no rent has been recorded.

DALLAS RAILROAD COMPANY, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Including Notes Applicable to the Unaudited Period)
(CONTINUED)
>
DECEMBER 31, 2001

NOTE 4: FEDERAL INCOME TAXES

Total income tax benefit (expense) is less than the amount computed by multiplying earnings before income taxes by the statutory federal income tax rate. The reasons for these differences and the related tax effects at December 31, 2001, are:

   Tax Benefit at Statutory Rates (34%)                                                       $    5,767
   Differences Resulting From Non-Deductible Expenses                                              2,789
   Net Operating Loss Carryforward Benefit Valuation Allowance                                    (8,556)
                                                                                              ----------

              Net Income Tax Benefit                                                          $        -
                                                                                              ==========

   The components of the deferred tax assets are as follows:

   Deferred Tax Assets
       Net Operating Loss Carryforward                                                        $     8,556
       Depreciation                                                                                (2,789)
                                                                                               ----------

              Total Deferred Tax Asset                                                              5,767
              Less Valuation Allowance                                                             (5,767)
                                                                                              -----------

                                                                                              $         -

There were no deferred tax liabilities at December 31, 2001.

At December 31, 2001, federal tax net operating loss carryforwards were approximately $25,000 and were available to offset future taxable income. Net operating loss carryforwards begin to expire in 2021.

NOTE 5: SIGNIFICANT CONCENTRATIONS OF CREDIT RISK

The Company maintains its cash balances at various financial institutions. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 2001 and June 30, 2002, the Company’s cash balances did not exceed the federally insured limit.

NOTE 6: INTERIM FINANCIAL INFORMATION

The balance sheet as of June 30, 2002 and the statements of operations, stockholders’ equity, and cash flows for the six months ended June 30, 2002 have been prepared by the Company without audit. In the opinion of management, such statements include all adjustments (consisting solely of normal recurring adjustments) necessary to a fair presentation of the financial position, results of operations and cash flows of the Company for all periods presented. The results of operations for interim periods are not necessarily indicative of the results to be obtained for the full fiscal year.

Part II - Information not required in prospectus

Indemnification of directors and officers

Article Eight of the Articles of Incorporation and Article Nine of the Bylaws of the Company provide that the Company shall indemnify, to the maximum extent allowed by Nevada law, any person who is or was a Director, Officer, agent or employee of the corporation, and any person who serves or served at the Company's request as a Director, Officer, agent, employee, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise. An officer or director of the Company could take the position that this duty on behalf of the Company to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Company pursuant to the Company's Articles of Incorporation, Bylaws, Nevada law or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or payed by a director, officer or controlling person of the Company and the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Changes in and disagreements with Accountants on Accounting andFinancial Disclosure

We have never changed our accountants and have never had any disagreements with our accountants over any financial disclosure regarding our company.

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OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an itemized list of the estimate by the Company of the expenses of the offering:

         Type of Expense                                      Amount
         ---------------                                      ------

         Printing                                             $  250.00

         Accounting Fees                                      $  750.00

         Attorney's Fees and Filing Fees                      $  800.00

         Mailing                                              $ 200.00

         TOTAL                                                $2,000.00

RECENT SALES OF UNREGISTERED SECURITIES

On or about March 5, 2001, the Company was incorporated under the laws of the State of Nevada. Effective as of March 6, 2001, we issued a total of 800,000 shares at $0.07 per share for a total of $56,000of our common stock to the founder of our Company, Douglas R. Nichols and 150,000 shares at $0.07 per shares for a total of $10,000 to Craig5 Stewart. The federal exemption we relied upon in issuing the securities was Section 4(2) of the Securities Act. The Section 4(2) exemption was available to us because we did not solicit any investment in the company and instead simply issued shares to our founders, Mr. Nichols and Mr. Stewart. In addition, given Mr. Nichols' and Mr. Stewart's involvement in the establishment of the company, they had access to such information as they deemed necessary to fully evaluate an investment in our company. In addition, the issuance of the shares of stock to Messrs. Nichols and Stewart were exempt under the laws of the State of Texas, the State in which Mr. Nichols and Mr. Stewart reside, pursuant to Section 5 I. (a) of the Texas Securities Act. Section 5 I. (a) of the Texas Securities Act provides that the provisions of the Texas Securities Act shall not apply to the sale of any security by the issuer thereof so long as the total number of security holders of the issuer thereof does not exceed thirty-five (35) persons after taking such sale into account; and such sale is made without any public solicitation or advertisements.

On March 6, 2001, Steven Holmes was issued a total of 25,000 shares at $0.07 per share for a total of $1,750 of our common stock for legal services. On March 6, 2001, Debbie Taylor was issued a total of 15,000 shares at $0.07 per shares for a total of $1,050 for bookkeeping and edgarizing. On March 6, 2001, Michael Young was issued a total of 15,000 shares for a total of $1,050 for management consulting services.

Exhibits

Attached to this registration are the exhibits required by Item 601 of Regulation S-B.

2

UNDERTAKINGS

The Company does not presently anticipate using an underwriter in conducting this offering; if the company changes its plan and utilizes an underwriter, the Company will provide to the underwriter, at the closing specified in any underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the Company's Articles of Incorporation, Bylaws, Nevada law or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or payed by a director, officer or controlling person of the Company and the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

3

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Dallas, State of Texas on October 23, 2002.

(Registrant)                Dallas Railroad Company

By (Signature and Title):        /s/ Douglas R. Nichols

                               Douglas R. Nichols, President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

(Signature)         /s/ Douglas R. Nichols
                        Douglas R. Nichols

(Title)         President and Director

(Date)         October 23, 2002

(Signature)         /s/ Craig Stewart
                        Craig Stewart

(Title)         Director

(Date)         October 23, 2002

4